UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Croghan Bancshares, Inc.

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Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
     Fremont, Ohio
     April 7, 2008
To the Shareholders of
Croghan Bancshares, Inc.:
     NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Croghan Bancshares, Inc. (the “Company”), will be held at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio 43420, on Tuesday, May 13, 2008, at 1:00 p.m., local time, for the following purposes:
1.	To elect three (3) directors to serve for terms of three (3) years each; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.
     Shareholders of record at the close of business on March 17, 2008, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.
     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, regardless of the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the accompanying proxy card promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

By Order of the Board of Directors,
/s/ Steven C. Futrell

Steven C. Futrell
President and Chief Executive Officer

Croghan Bancshares, Inc.
323 Croghan Street
Fremont, Ohio 43420
(419) 332-7301
PROXY STATEMENT FOR
THE 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2008
SOLICITATION AND VOTING INFORMATION
     This Proxy Statement and the accompanying proxy card are being mailed to shareholders of Croghan Bancshares, Inc., an Ohio corporation (the “Company”), on or about April 7, 2008, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2008 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), and at any adjournment(s) thereof. The Annual Meeting will be held on Tuesday, May 13, 2008, at 1:00 p.m., local time, at the Holiday Inn, 3422 N. State Route 53, Fremont, Ohio.
     You should mail your completed proxy card to Broadridge Investor Communication Solutions (“Broadridge”), using the business reply envelope included with these proxy materials. The Board of Directors of the Company has appointed IVS Associates, Inc., an independent voting services company, to serve as Inspector of Election at the Annual Meeting.
     Without affecting any vote previously taken, any shareholder who has submitted a signed proxy card may revoke his or her proxy at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy card which is received by Broadridge or the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.
     Only shareholders of the Company of record at the close of business on March 17, 2008 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 1,745,418 common shares of the Company were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the outstanding common shares of the Company.
     Common shares represented by signed proxy cards that are returned to Broadridge or the Company prior to the Annual Meeting and not subsequently revoked will be voted by the proxies in accordance with the instructions on the proxy card. If you submit a valid proxy card prior to the Annual Meeting but do not indicate on the proxy card how you want your common shares to be voted, the proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment(s) of the Annual Meeting, the proxies will vote on those matters in accordance with their best judgment in light of the conditions then prevailing.
     Shareholders who hold common shares of the Company in “street name” with a broker-dealer, bank or other holder of record should review the information provided to them by the holder of record. This information will describe the procedures to be followed in order to instruct the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.

     Broker/dealers who hold their customers’ common shares in “street name” may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, including an uncontested election of directors. However, without specific instructions from the customer who owns such common shares, broker/dealers may not vote such common shares on “non-discretionary” matters, which would include the contested election of directors for three-year terms expiring in 2011. Proxies signed and submitted by broker/dealers which have not been voted on certain matters because they have not received specific instructions from their customers are referred to as “broker non-votes.” Broker non-votes will be counted toward the establishment of a quorum for the Annual Meeting.
     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by approximately 12 officers, directors or employees of the Company and The Croghan Colonial Bank, a wholly-owned subsidiary of the Company (the “Bank”), by further mailing, by telephone or by personal contact. The Company does not presently intend to hire a proxy solicitation firm. However, in the event the Company does decide to hire a proxy solicitation firm to assist with the solicitation of proxies on behalf of the Board of Directors, the Company estimates that the total fees paid to such firm will not exceed $15,000. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.
     A copy of the Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2007 (the “2007 fiscal year”), is provided with this Proxy Statement.
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
Election of Directors for Terms Expiring in 2011
     In accordance with Section 2.02 of the Amended and Restated Code of Regulations of the Company (the “Regulations”), three directors are to be elected at the Annual Meeting for terms of three years each expiring in 2011, and until their respective successors are elected and qualified. The three Board nominees standing for election as directors are Steven C. Futrell, Claire F. Johansen and Gary L. Zimmerman. It is the intention of the persons named in the accompanying proxy card to vote the common shares represented by the proxies received pursuant to this solicitation FOR the election of the three Board nominees, unless otherwise instructed on the proxy card.
     J. Terrence Wolfe, who previously served as a director of the Company in the class of directors whose terms expire at the Annual Meeting, retired from the Board effective as of December 31, 2007. As a result of Mr. Wolfe’s retirement, the Board of Directors approved a reduction in the number of directors of the Company from 11 to 10, effective simultaneously with Mr. Wolfe’s retirement. In accordance with Section 2.02 of the Regulations, the Board of Directors also approved the reallocation of the directors of the Company among the three classes of directors, which reallocation was effected by moving Claire F. Johansen, with her consent, from the class of directors with terms expiring in 2009 to the class of directors with terms expiring at the Annual Meeting.

     The following table sets forth information concerning each Board nominee for election as a director of the Company for a three-year term expiring in 2011. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

			Director of the
			Company	Nominee
		Position(s) Held with the Company and	Continuously	for Term
Name and Business Address	Age	the Bank and Principal Occupation(s)	Since (1)	Expiring In

Steven C. Futrell 323 Croghan Street Fremont, OH 43420	62	President and Chief Executive Officer of the Company and the Bank since 2001. From 1999 to 2001, served as Vice President of Small Business Lending for KeyBank located in Dayton, Ohio.	2001	2008

Claire F. Johansen 5600 Seneca CR 19 Tiffin, OH 44883	54	Owner of Lane of Dreams Farm LLC, an equestrian training center located in Tiffin, Ohio. Formerly, President of COOA Holdings Company, a philanthropic organization located in Tiffin, Ohio, and President of Ohio Outdoor Advertising Corp., a billboard advertising company located in Fremont, Ohio, which has since been acquired by Lamar Advertising.	2000	2008

Gary L. Zimmerman 1201 Oak Harbor Road Fremont, OH 43420	61	President of Swint-Reineck Hardware, Inc., a retail hardware facility located in Fremont, Ohio.	1991	2008

(1)	All directors of the Company also serve as members of the Board of Directors of the Bank.
     All of the above Board nominees have consented to being named in this Proxy Statement and have agreed to serve as directors of the Company if elected. While it is contemplated that all nominees will stand for election, if at the time of the Annual Meeting one or more of the nominees should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies named in the accompanying proxy card reserve full discretion to vote the common shares represented by signed proxy cards for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons would be unavailable or unable to serve if elected to the Board. Under Ohio law and the Regulations, the three nominees for election as directors who receive the greatest number of votes will be elected.
     The Board of Directors recommends a vote FOR the election of the three Board nominees as directors of the Company for three-year terms expiring in 2011.
Shareholder Nominations
     Jared E. Danziger and Samuel R. Danziger have nominated Nathan G. Danziger for election as a director of the Company at the Annual Meeting. Although the nomination of Mr. Danziger is not required to be disclosed in the Company’s proxy statement under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the nomination was made in accordance with Article Two of the Regulations of the Company. The Company’s historical practice has been to include information in the proxy statement regarding any candidates nominated in accordance with Article Two of the Regulations, even though Article Two does not require the inclusion of such information. Consistent with this historical practice, the Company has included information regarding the nomination of Nathan G. Danziger in this Proxy Statement.
     The proposed Nominee is as follows:
     Nathan G. Danziger
     3014 Pembroke Drive, Toledo, Ohio 43606
     Age: 68
     Occupation: Chartered Life Underwriter (CLU)
     Ownership of the Company’s common shares: 2,889 shares owned of record for over one year
     The proxy card included with this Proxy Statement lists only those individuals nominated by the Company’s Board of Directors and does not include Nathan G. Danziger. The Company intends to oppose any effort by Jared E. Danziger, Samuel R. Danziger and Nathan G. Danziger (the “Danzigers”) to elect Nathan G. Danziger, including any proxy solicitation by the Danzigers.
     The Board of Directors and management of the Company oppose the election of Nathan G. Danziger because they do not believe that the election of Mr. Danziger would be in the best interests of the Company and its shareholders as a group. The Board of Directors believes that Mr. Danziger’s goals and strategies for the Company, as expressed in past proxy solicitation materials, and certain proposals supported by Mr. Danziger, are contrary to the best interests of the Company and its shareholders as a group.
     The Company estimates that it will spend approximately $5,000 in additional solicitation costs in opposing the proxy solicitation by Mr. Danziger. This estimate includes attorneys fees and printer costs incurred in connection with the preparation and filing of preliminary proxy materials with the SEC and the preparation of additional disclosures in the proxy statement as required by SEC rules governing proxy contests. However, this estimate excludes amounts normally expended by the Company in preparing its proxy solicitation materials in the absence of a proxy contest and the costs represented by salaries and wages of regular employees and officers of the Company engaged in the solicitation process. Also, these costs do not include any costs associated with any potential litigation that may arise in connection with the proxy solicitation. In the event the Company hires a proxy solicitation firm to assist with soliciting proxies on behalf of the Board of Directors, the Company could spend up to $15,000 in additional solicitation costs.
     The Board of Directors recommends that the Company’s shareholders vote AGAINST the election of Nathan G. Danziger at the Annual Meeting and in connection with any proxy solicitation by the Danzigers.
Continuing Directors
     The following table sets forth information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

			Director of the
			Company
		Position(s) Held with the Company and	Continuously	Term
Name and Business Address	Age	the Bank and Principal Occupation(s)	Since (1)	Expires In

Michael D. Allen Sr. 520 Goodrich Road Bellevue, OH 44811	62	Executive Vice President and General Manager of International Metal Hose Company, a manufacturer of flexible conduit and metal tubing located in Bellevue, Ohio.	2002	2009

James E. Bowlus 610 N. Wilson Avenue Fremont, OH 43420	59	President and Treasurer of Fremont Candy & Cigar, Inc. located in Fremont, Ohio.	2000	2010

James R. Faist 1445 Majestic Drive Fremont, OH 43420	60	Vice President, Finance of Crown Battery Manufacturing Company located in Fremont, Ohio	2007	2010

Stephen A. Kemper 403 Monroe Street Bellevue, OH 44811	68	Owner of Kemper Iron and Metal Company, a recycler and scrap processor located in Bellevue, Ohio.	1996	2009

Daniel W. Lease 2276 E. State Street Fremont, OH 43420	59	President of KL&L, Inc., a refractory construction company located in Braddock, Pennsylvania. Vice President since 2001 of Whetstone Technology, LLC, a refractory products manufacturer located in Cabot, Pennsylvania. Formerly, the President of Wahl Refractories, Inc. located in Fremont, Ohio.	1994	2010

Thomas W. McLaughlin 416 W. Monroe Street Monroeville, OH 44847	55	Vice President and Chief Financial Officer of Underground Utilities, Inc., a construction company located in Monroeville, Ohio. President and Chief Executive Officer of Wall Street Consulting, Inc., a provider of consulting & advisory services located in Norwalk, Ohio. Formerly, a Partner of McLaughlin, Van Dootingh, Mosher & Company located in Norwalk, Ohio.	2006	2009

Allan E. Mehlow 122 South Wilson Avenue Fremont, OH 43420	53	Chief Financial Officer of The Mosser Group/WMOG Inc. located in Fremont, Ohio. Prior to March 2006, served as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank.	2000	2010

(1)	All directors of the Company also serve as members of the Board of Directors of the Bank.

Relationships Among Directors and Executive Officers
     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.
Sales and Purchases of Company Common Shares by Directors
     The following table sets forth information regarding all common shares of the Company purchased or sold since January 1, 2006, by each director of the Company and each person nominated by the Board of Directors for election as a director of the Company:

Name and		Number of
Principal Residence Address	Date of Sale or Purchase	Shares

Michael D. Allen Sr. 5639 SR 113 Bellevue, OH 44811	Purchase on November 10, 2006	500

James E. Bowlus 460 Kingsgate Drive Fremont, OH 43420	Purchase on August 10, 2006 Purchase on August 21, 2007	300 125

James R. Faist 1112 Hazel Street Fremont, OH 43420	Purchase on March 14, 2007	250

Steven C. Futrell 297 Greenbriar Circle Fremont, OH 43420	Purchase on November 6, 2006 Purchase monthly through the Bank’s 401(k) plan	100 165

Claire F. Johansen 5600 Seneca CR 19 Tiffin, OH 44883	Purchase on May 10, 2006 Purchase on November 29, 2007	114 385

Stephen A. Kemper 455 W. Main Street Bellevue, OH 44811	Purchase on February 7, 2006	332

Daniel W. Lease 2276 East State Street Fremont, OH 43420	No transactions	N/A

Thomas W. McLaughlin 2221 Cole Creek Drive Norwalk, OH 44857	Acquired by gift on December 29, 2006	200

Allan E. Mehlow 2569 Fangboner Road Fremont, OH 43420	Purchase on August 9, 2006 Purchase monthly through the Bank’s 401(k) plan	50 119

Gary L. Zimmerman 133 Wisteria Drive Fremont, OH 43420	No transactions	N/A

Compensation of Directors
     During the 2007 fiscal year, each director received a fee of $800 for attendance at each meeting of the Board of Directors of the Bank and a fee of $400 for attendance at each committee meeting. No compensation was paid to directors for attendance at meetings of the Board of Directors of the Company. Directors who are also officers of the Company or the Bank do not receive compensation for attendance at committee meetings.
     The following table contains information regarding the compensation awarded or paid to, or earned by, the Company’s directors during the 2007 fiscal year.
Director Compensation for 2007

	Fees Earned or Paid	All Other
	in Cash	Compensation	Total
Name (1)	($)	($)	($)
Michael D. Allen Sr.	$14,400.00	$0	$14,400.00
James E. Bowlus	$16,400.00	$0	$16,400.00
James R. Faist (2)	$9,200.00	$0	$9,200.00
Claire F. Johansen	$14,000.00	$0	$14,000.00
John P. Keller (3)	$2,800.00	$0	$2,800.00
Stephen A. Kemper	$14,800.00	$0	$14,800.00
Daniel W. Lease	$12,800.00	$0	$12,800.00
Thomas W. McLaughlin	$11,600.00	$0	$11,600.00
Allan E. Mehlow	$14,000.00	$810.00 (4)	$14,810.00
J. Terrence Wolfe (5)	$19,600.00	$0	$19,600.00
Gary L. Zimmerman	$14,800.00	$0	$14,800.00

(1)	Steven C. Futrell is not included in this table because he served as executive officer of the Company during the 2007 fiscal year and, therefore, the fees paid to Mr. Futrell in his capacity as director of the Bank are fully reflected in the Summary Compensation Table on page 17 of this Proxy Statement.

(2)	Mr. Faist was elected to the Boards of Directors of the Company and the Bank effective as of May 8, 2007.

(3)	Mr. Keller resigned from the Boards of Directors of the Company and the Bank effective as of May 8, 2007.

(4)	A total of $810.00 in consultant fees was paid to Mr. Mehlow in 2007 pursuant to the terms of the Part-Time Employment and Consulting Agreement entered into between the Company and Mr. Mehlow on February 17, 2006, and subsequently amended on May 10, 2006 and December 12, 2006.

(5)	Mr. Wolfe resigned from the Boards of Directors of the Company and the Bank effective as of December 31, 2007.

CORPORATE GOVERNANCE
Director Independence
     The Board of Directors of the Company affirmatively determines whether each director of the Company is independent based on the definition of an “independent director” set forth in NASDAQ Marketplace Rule 4200(a)(15). In making this determination, the Board of Directors considered any transactions, relationships or arrangements between each director (including his or her family members and affiliates) and the Company or the Bank, including those described under “Related Party Transactions” beginning on page 9 of this Proxy Statement. Based on these considerations, the Board of Directors has determined that each of the following individuals who served as a director during the 2007 fiscal year qualifies as an “independent director”:

Michael D. Allen Sr.	Stephen A. Kemper
James E. Bowlus	Daniel W. Lease
James R. Faist	Thomas W. McLaughlin
Claire F. Johansen	J. Terrence Wolfe
John P. Keller	Gary L. Zimmerman
     The Board of Directors has determined that (a) Steven C. Futrell is not independent because he serves as President and Chief Executive Officer of the Company and the Bank, and (b) Allan E. Mehlow is not independent because he formerly served as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the Bank until February 20, 2006, and served as a consultant to the Company and the Bank through March 31, 2007.
Director Nominations
     The Company does not currently have a separate nominating committee of the Board of Directors. Instead, all of the independent directors of the Company meet in executive session to consider and recommend nominees for election or re-election to the Board of Directors of the Company. The Board of Directors believes that the independent directors as a group are able to perform the nominating functions in a fair and impartial manner. As a result, the Board of Directors believes it is unnecessary to create a separate nominating committee at this time.
     In September of 2005, the Board of Directors adopted a written policy governing the nomination of candidates for election to the Board of Directors of the Company. A copy of the nomination policy was attached as Appendix A to the Company’s Proxy Statement for the 2006 Annual Meeting of Shareholders. Pursuant to the nomination policy, individuals who are nominated for election to the Board of Directors must possess certain minimum qualities, including personal integrity, ethical character, sound judgment and a general appreciation and understanding of the major issues facing public companies of a size and operational scope similar to the Company. In addition, the nomination policy requires the independent directors to consider the contributions that a candidate can be expected to make to the collective functioning of the Board of Directors based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board of Directors at the time and other relevant circumstances.
     The independent directors consider nominees proposed by shareholders of the Company in the same manner as nominees proposed by the Board of Directors. Article Two of the Regulations prescribes the method by which a shareholder may nominate a candidate for election to the Board of Directors. Nominations for the election of directors at an annual meeting, other than those made by or on behalf of the existing Board of Directors of the Company, must be made in writing and must be received by the Secretary of the Company on or before the December 31st immediately preceding the annual meeting, or within a reasonable time as determined by the Board of Directors. Such notification must contain the following information:

•	The name, age, business or residence address of each nominee;

•	The principal occupation or employment of each nominee;

•	The number of common shares of the Company owned beneficially and/or of record by each nominee; and

•	The length of time each nominee has owned such shares.
     In 2002, the SEC adopted rules which require the Company to disclose in the proxy statement for its annual meeting the name of a candidate nominated by a shareholder or group of shareholders, the name of the shareholder or group of shareholders nominating such candidate and whether the independent directors chose to nominate the candidate if each of the following requirements are satisfied:
•	The shareholder nomination is received by the Company no later than the 120th calendar day before the first anniversary of the date on which the Company mailed its proxy statement to shareholders for the previous year’s annual meeting;

•	The shareholder or group of shareholders making the recommendation have owned more than 5% of the Company’s outstanding common shares for at least one year as of the date the recommendation is made;

•	The shareholder or group of shareholders making the recommendation, if not registered holders, provide proof to the Company that the shareholder or group satisfy the required ownership percentage and holding period as of the date of recommendation; and

•	The Company receives the written consent of both the nominating shareholder or group and the candidate with respect to the disclosure in the Company’s proxy statement.
     It has been the policy of the Board of Directors, both before and after the SEC adopted its rule on shareholder nominations, to disclose in the proxy statement for its annual meeting the name of any candidate nominated by a shareholder or group of shareholders in accordance with Article Two of the Regulations of the Company.
Communications with the Board of Directors
     The Board of Directors provides a process for shareholders to send written communications to the Board or any of the directors. Shareholders should address such written communications to the Board of Directors (or an individual director), c/o Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420. All written communications will be forwarded by the Secretary of the Company to the Board or the individual directors, as applicable, without any screening.
Related Party Transactions
     Pursuant to the Audit Committee Charter, the Company’s Audit Committee is responsible for reviewing and overseeing the procedures designed to identify “related party” transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under applicable laws and rules adopted by the SEC, and the Audit Committee has the authority to approve such “related party” transactions. In addition, on an annual basis, each director and executive officer of the Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with the Company or the Bank during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board of Directors in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.
     During the Company’s 2007 and 2006 fiscal years, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers, directors and principal shareholders of the Company (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank. These loans have been, and are presently, subject to no more than the normal risk of collectibility and present no other unfavorable features. The outstanding principal balance of loans to directors, executive officers and principal shareholders of the Company (including certain executive officers of the Bank) and their associates as a group at December 31, 2007, was $864,000. As of the date of this Proxy Statement, all of these loans were performing loans.
MEETINGS AND COMMITTEES OF THE BOARD
Board of Directors
     The Board of Directors of the Bank met thirteen (13) times during 2007. Meetings of the Board of Directors of the Company were held immediately following on twelve (12) of these occasions. Each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and meetings of committees on which each such director served, except for John P. Keller who, as a result of illness, attended only 50% of the total number of Board of Directors meetings and meetings of committees on which he served.
     It is the policy of the Board of Directors of the Company to encourage all directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2007 Annual Meeting of Shareholders, except Mr. Keller who, as a result of illness, resigned from the Board effective as of the date of the 2007 Annual Meeting.
Audit Committee
     The Board of Directors has an Audit Committee that is comprised of Michael D. Allen Sr., Daniel W. Lease and Thomas W. McLaughlin. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached as Appendix A to the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders. The Audit Committee met six (6) times during the 2007 fiscal year.
     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company, the annual audits of the Company’s financial statements and the Company’s internal audit function; to review the adequacy of the Company’s system of internal controls; to select, retain and oversee the Company’s independent auditor; and to establish procedures for the receipt and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters. In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services to be performed by the Company’s independent auditor.
     Audit Committee Independence: The Company’s Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Allen, Mr. Lease and Mr. McLaughlin, and determined that all three members of the Audit Committee are independent and are able to exercise independent judgment in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of an “independent director” under NASDAQ Marketplace Rule 4200(a)(15).
     Audit Committee Financial Experts: SEC rules require the Company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee and, if the Company has an “Audit Committee Financial Expert,” whether that person is independent. The Board of Directors has determined that each of Messrs. Lease and McLaughlin is an “Audit Committee Financial Expert” as defined in the SEC rule. Mr. Lease has been a Certified Public Accountant since 1976, has served as Chief Financial Officer of Whetstone Technology, LLC since 2001, and served as President and Chief Executive Officer of Wahl Refractories, Inc. prior to 2001. Mr. McLaughlin has been a Certified Public Accountant since 1976, has served as Vice President and Chief Financial Officer of Underground Utilities, Inc. since December 2005, and practiced in the public accounting profession for more than 30 years prior to joining Underground Utilities, Inc.
Compensation Committee
     The Board of Directors has a Compensation Committee that is presently comprised of Michael D. Allen Sr., James E. Bowlus and Daniel W. Lease. Mr. Bowlus was appointed as a member of the Compensation Committee on May 8, 2007, to replace John P. Keller. None of Messrs. Allen, Bowlus or Lease served as an officer or employee of the Company or the Bank during the 2007 fiscal year, and none of these individuals is a former officer of the Company or the Bank. The Compensation Committee met a total of five (5) times during the 2007 fiscal year.
     The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter was attached as Appendix B to the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is responsible for reviewing with the Company’s management and approving the overall compensation policy for the executive officers of the Company and such other employees of the Company and its subsidiary that the Compensation Committee deems appropriate. In addition, the Compensation Committee is responsible for reviewing and recommending to the independent members of the Board of Directors for approval the salary, bonuses and all other compensation and benefits to be provided to the Company’s Chief Executive Officer and other executive officers.
     Compensation Committee Independence: The Company’s Board of Directors reviewed the relationships among the Company and the three members of the Compensation Committee, Mr. Allen, Mr. Bowlus and Mr. Lease, and determined that all three members of the Compensation Committee are independent and are able to exercise independent judgment in carrying out their responsibilities as directors and as members of the Compensation Committee. In making such determination, the Company relied upon the definition of an “independent director” under NASDAQ Marketplace Rule 4200(a)(15).

EXECUTIVE OFFICERS
     The following are the executive officers of the Company and the Bank, all of whom are elected annually and serve at the pleasure of the Board of Directors of the Company and the Bank:

Name	Age	Position and Business Background

Jodi A. Albright	44	Ms. Albright is Vice President/Retail Services Manager of the Bank and has served in such position since November 2001. She previously served as Vice President/Chief Deposit Officer at Clyde Savings Bank, Fremont, Ohio, from 1998 to 2001.

Thomas J. Elder Jr.	60	Mr. Elder is Vice President/Chief Lending Officer of the Bank and has served in such position since October 2003. He joined the Bank in February 2003 as Vice President/Commercial & Agricultural Loan Officer. He has also served as Vice President of the Company since July 2006. He previously served as President, CEO and Senior Loan Officer at The Exchange Bank, Luckey, Ohio, from 1995 to 2002.

Steven C. Futrell	62	Mr. Futrell is President and Chief Executive Officer of the Company and the Bank and has served in such position since May 2001. He previously served as Vice President of Small Business Lending at KeyBank, Dayton, Ohio, from 1999 to 2001.

Barry F. Luse	55	Mr. Luse is Vice President/Trust Officer of the Bank and has served in such position since 1993. He joined the Bank in 1990 and served as Trust Officer of the Bank from 1990 to 1993. He has also served as Secretary of the Company since March 2001. Mr. Luse is a lawyer and has been a member of the Ohio Bar since 1983.

Kendall W. Rieman	37	Mr. Rieman is Vice President and Chief Financial Officer/Chief Operations Officer of the Bank and has served in such position since June 2006. He has also served as Treasurer of the Company since July 2006. He previously served as Senior Vice President and Chief Financial Officer at Thumb National Bank and Trust Company, Pigeon, Michigan, from 1995 to 2006.

COMPENSATION OF EXECUTIVE OFFICERS
     Provided below is an overview of the Company’s compensation policies and practices for its executive officers, including the named executive officers. As used in this Proxy Statement, the term “named executive officers” refers to the Company’s Chief Executive Officer and those other executive officers of the Company included in the Summary Compensation Table on page 17 of this Proxy Statement.
Objectives of the Company’s Compensation Programs
     The primary objective of the Company’s compensation programs is to provide competitive compensation to attract, retain and motivate qualified employees who will contribute to the long-term success of the Company. In furtherance of this objective, the Company regularly evaluates the compensation provided to the Company’s executive officers to ensure that it remains competitive in relation to the compensation paid to similarly situated executive officers at other financial institutions of comparable size and performance. In addition, the Company endeavors to ensure that the compensation provided to the Company’s executive officers is internally equitable based upon the skill requirements and responsibilities associated with each executive position.
     The Company’s compensation programs are designed to reward each executive officer’s job performance and contributions to the Company. These factors are generally determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer and the Company’s human resources department for other executive officers.
     In making compensation decisions, the Compensation Committee places significant emphasis on Company performance and focuses specifically on the Company’s net income year-over-year. The Compensation Committee generally has not considered stock price as an indicator of Company performance in making compensation decisions because the price of the Company’s common shares is subject to a variety of factors outside the Company’s control.
Administration of the Company’s Compensation Programs
     The Company’s compensation programs for its executive officers are generally administered by or under the direction and supervision of the Company’s Compensation Committee. The Company’s Compensation Committee is responsible for reviewing and recommending to the independent members of the Board of Directors for approval the salary, bonuses and all other compensation and benefits to be provided to the Company’s Chief Executive Officer and other executive officers.
     The Company’s Chief Executive Officer and human resources manager annually review the compensation and performance of each executive officer of the Company (other than the Chief Executive Officer, whose compensation and performance is reviewed by the Compensation Committee). The results of these reviews are communicated to the Compensation Committee, along with recommendations regarding compensation adjustments for the ensuing year. The Compensation Committee either approves the recommended compensation adjustments or makes modifications in its discretion. The Compensation Committee then makes its final recommendations to the independent members of the Board of Directors for approval.
     In setting salaries for the Company’s executive officers and other employees, the Compensation Committee and human resources manager use pay ranges that are established based on publicly available market data regarding compensation paid to similarly situated executive officers and employees at other companies. Pay ranges are established and adjusted annually with the assistance of an outside consulting firm, Findley Davies, which utilizes market data from the following publicly available compensation surveys:
•	Watson Wyatt

•	Ohio Bankers League

•	Employers Association of Northwest Ohio
     For each employee position or category within the Company, the pay range that is established includes a minimum, a mid-point and a maximum salary. Although the Compensation Committee generally does not target a specific point within the pay range for executive officer salaries, the Compensation Committee strives to ensure that its executive officer compensation remains competitive with the compensation provided by other financial institutions with which the Company competes for executive talent.
Components of 2007 Executive Compensation
     There are four general components to the annual compensation that the Company provides to its executive officers:
•	base salary;

•	cash bonuses;

•	retirement and death benefits; and

•	perquisites and other benefits
     Historically, the Company’s compensation programs have focused on cash compensation as opposed to equity compensation. At the 2002 Annual Meeting, the shareholders of the Company adopted the 2002 Croghan Bancshares, Inc. Stock Option Plan, pursuant to which the Company may grant stock options to executive officers, directors and other key employees. To date, however, no awards have been granted under the 2002 Stock Option Plan.
     Base Salary:
     Base salary represents the primary component of annual compensation paid to the Company’s executive officers. When recommending an executive officer’s salary within the pay range established by peer group comparison data, the Compensation Committee primarily considers the executive officer’s job performance and contribution to the objectives of the Company. As discussed above, these factors are determined in the subjective judgment of the Compensation Committee for the Chief Executive Officer and with the benefit of performance reviews and salary recommendations by the Chief Executive Officer for other executive officers of the Company and the Bank. To a lesser extent, the Compensation Committee also considers local and national economic conditions and future business prospects of the Bank in setting base salary levels.
     Cash Bonuses:
     Discretionary Bonuses. The Company and the Bank occasionally award discretionary cash bonuses to its executive officers to attract new executive officers, to reward exceptional job performance or to address special circumstances. Discretionary bonuses are awarded on a limited basis and are not contemplated or anticipated when setting annual compensation for the Company’s executive officers.
     Performance-Based Bonuses. Effective January 1, 2003, the Bank introduced the “Performance Compensation for STAKEHOLDERS™” program in which all employees, including the named executive officers, participate. Pursuant to this program, employees of the Company and the Bank are eligible to receive annual cash bonuses based on the attainment of established Company-wide performance goals. These goals focus on four general areas of Company performance – growth, profitability, loan quality and productivity. Performance targets and bonus levels under the program are established at the start of the each fiscal year through a collaborative effort involving management and the Compensation Committee, and are subject to final approval by the Board of Directors.
     The bonuses awarded under the STAKEHOLDERS™ program have not represented a material component of annual compensation for the Company’s executive officers or other employees. In the six years since the program was implemented, the Company’s executive officers and other employees earned cash bonuses under the program in three years (2004, 2005 and 2007). The cash bonuses earned under the program amounted to 0.8% of base salary in 2004, 0.5% of base salary in 2005, and 0.8% of base salary in 2007.
     Messrs. Rieman and Elder earned bonuses of $952 and $803, respectively, under the STAKEHOLDERS™ program for the 2007 fiscal year, while Mr. Futrell did not earn any bonus under the STAKEHOLDERS™ program for the 2007 fiscal year. None of the executive officers of the Company earned bonuses under the STAKEHOLDERS™ program for the 2006 fiscal year.
     Retirement and Death Benefits:
     Executive Supplemental Retirement Plan. The Bank maintains a non-qualified Executive Supplemental Retirement Plan (the “Retirement Plan”) for the benefit of certain executive officers and former executive officers of the Bank. Pursuant to the Retirement Plan, the Bank makes an annual contribution to an account established for each participant. The amount of the annual contribution is tied to the amount of the Bank’s earnings on certain life insurance contracts. None of the named executive officers of the Company currently participate in the Retirement Plan.
     Each participant in the Retirement Plan is entitled to receive the balance in his retirement account in ten equal annual installments following (a) the participant’s retirement upon reaching the normal retirement age of 65 or the early retirement age of 62 or (b) termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of his retirement account based on his total years of service to the Bank. If the participant dies prior to receiving the full amount of his retirement account, then the unpaid balance is paid in a lump sum to the participant’s beneficiaries.
     Each participant in the Retirement Plan is also entitled to receive an index retirement benefit tied to the benefits payable under certain life insurance contracts. The index retirement benefit is payable annually until the participant’s death, commencing (a) immediately following retirement upon reaching the normal retirement age, (b) in the event of the participant’s early retirement, following the participant reaching the age of 65, or (c) immediately following the termination of the participant’s employment as a result of a disability. In the event a participant is discharged without “cause” prior to reaching the age of 65, then the participant is entitled to receive a percentage of the index retirement benefit (upon reaching the age of 65) based on his total years of service to the Bank.

     Following a change in control of the Company, if a participant is subsequently discharged without “cause,” the participant is entitled to all benefits under the Retirement Plan upon reaching the age of 62. A participant forfeits all benefits under the Retirement Plan if discharged by the Bank at any time for cause or voluntarily terminates the participant’s employment with the Bank prior to reaching the age of 62.
     In recognition of the benefits provided under the Retirement Plan, each participant agrees that, if he accepts early retirement benefits, the participant will not compete with the Bank, disclose any confidential information of the Bank, or solicit any of the Bank’s employees for a specified period of time.
     Supplemental Death Benefit Agreements. The Bank has entered into Supplemental Death Benefit Agreements with certain of its executive officers, including the Company’s President and Chief Executive Officer, Steven C. Futrell, and the Company’s Vice President and Chief Lending Officer, Thomas J. Elder, Jr. Pursuant to the Supplemental Death Benefit Agreements, the Bank has agreed to make a lump sum payment of $25,000 to each executive officer’s beneficiaries upon his or her death. The supplemental death benefit will be forfeited in the event the executive officer is terminated by the Bank at any time for “cause.”
     Perquisites and Other Benefits:
     The Company provides its executive officers with certain perquisites and other benefits that the Compensation Committee believes are reasonable to enable the Company to attract and retain qualified executive officers and to promote business development activities by the executive officers in the communities served by the Bank. In accordance with past practice, the Company approved cash bonuses in 2007 to reimburse certain executive officers, including certain named executive officers, for the cost of dues to the Fremont Country Club and the Catawba Island Club. The Compensation Committee believes that these perquisites and other benefits are reasonable in amount and consistent with those provided by similarly situated financial institutions in the Company’s market area.
     The executive officers of the Company are eligible to participate in the Bank’s 401(k) Profit Sharing Plan on the same basis as all full-time employees of the Bank. For each executive officer or other employee who participates in the 401(k) Profit Sharing Plan, the Bank matches 50% of contributions up to 6% of the participant’s annual compensation, with a maximum match of 3% of annual compensation.
     The executive officers of the Company are also eligible to participate in all of the employee benefit plans, such as medical, dental, group term life insurance, and disability insurance, which are generally available to all employees of the Company and the Bank on a non-discriminatory basis.
Tax Considerations
     Under Section 162(m) of the Internal Revenue Code, a limitation is placed on the tax deductibility of executive compensation paid by publicly-held corporations for individual compensation to certain executive officers in excess of $1,000,000 in any taxable year. No executive officer of the Company received compensation during the Company’s 2007 fiscal year that would be non-deductible under Section 162(m).

Summary Compensation Table
     The following table contains information regarding the compensation awarded to or earned by the named executive officers of the Company during the fiscal years ended December 31, 2007 and 2006.
Summary Compensation Table for 2007 and 2006 Fiscal Years

					Non-Equity
					Incentive Plan	All Other
Name and		Salary		Bonus	Compensation	Compensation		Total
Principal Position	Year	($)		($)	($) (1)	($)		($)
Steven C. Futrell	2007	$205,250	(2)	$0	$0	$14,198	(3)	$219,448

President and Chief Executive Officer of the Company and the Bank	2006	$193,700	(4)	$0	$0	$15,069	(5)	$208,769

Kendall W. Rieman (6)	2007	$114,000		$0	$952	$6,424	(7)	$121,376

Treasurer of the Company and Vice President, Chief Financial Officer and Chief Operations Officer of the Bank	2006	$56,269		$5,000	$0	$17,096	(8)	$78,365

Thomas J. Elder Jr.	2007	$100,385		$0	$803	$2,665	(9)	$103,853

Vice President of the Company and Vice President and Chief Lending Officer of the Bank	2006	$92,915		$7,500	$0	$2,996	(9)	$103,411

(1)	Represents amounts earned by the named executive officers under the Bank’s “Performance Compensation for STAKEHOLDERS™” program for the 2007 fiscal year. No bonuses were earned by any of the named executive officers under the Bank’s “Performance Compensation for STAKEHOLDERS™” program for the 2006 fiscal year.

(2)	Includes director fees of $9,600 paid to Mr. Futrell for attendance at meetings of the Board of Directors of the Bank.

(3)	Includes (a) $8,834 reimbursed to Mr. Futrell for the payment of club dues and (b) $5,364 of matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Futrell.

(4)	Includes director fees of $6,300 paid to Mr. Futrell for attendance at meetings of the Board of Directors of the Bank.

(5)	Includes (a) $9,114 reimbursed to Mr. Futrell for the payment of club dues and (b) $5,955 of matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Futrell.

(6)	Mr. Rieman joined the Bank on June 28, 2006 as Vice President, Chief Financial Officer and Chief Operations Officer. Mr. Rieman also became Treasurer of the Company on July 18, 2006.

(7)	Includes (a) $4,977 reimbursed to Mr. Rieman for the payment of club dues and (b) $1,447 of matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Rieman.

(8)	Includes (a) $2,097 reimbursed to Mr. Rieman for the payment of club dues and (b) $14,999 of moving and temporary housing expenses paid to Mr. Rieman in connection with his hiring and relocation to Fremont, Ohio

(9)	Represents matching contributions made by the Bank to the 401(k) Profit Sharing Plan on behalf of Mr. Elder.
Equity-Based Awards and Holdings
     No awards have been granted to date under the 2002 Croghan Bancshares, Inc. Stock Option Plan, and no other equity-based awards have been granted to any of the executive officers of the Company.
Employment Agreement with Steven C. Futrell
     The Bank entered into an Employment Agreement with Steven C. Futrell on August 29, 2007, with respect to his service as President and Chief Executive Officer of the Company and the Bank (the “Futrell Agreement”). The Futrell Agreement supersedes and replaces the Employment Agreement, dated as of April 16, 2004, between the Bank and Mr. Futrell.
     The Futrell Agreement provides for an initial term of three (3) years. After the initial three-year term, the Futrell Agreement will remain in effect unless and until (a) the Bank enters into a new agreement with Mr. Futrell, (b) the Bank and Mr. Futrell execute a written extension of the Futrell Agreement, or (c) either the Bank or Mr. Futrell elects not to enter into a new agreement or extend the Futrell Agreement and gives notice of such election to the other party.
     Pursuant to the Futrell Agreement, Mr. Futrell is entitled to receive an annual base salary of $194,900, effective January 1, 2007. Mr. Futrell’s base salary will be subject to periodic adjustment during the term of the Futrell Agreement in accordance with the salary administration program currently in effect for all Bank employees. Mr. Futrell will also be entitled to participate in the various employee benefit plans, programs and arrangements available to senior officers of the Bank.
     Upon certain types of termination of employment, including a termination by the Bank without “cause” or a termination by Mr. Futrell constituting “good reason,” Mr. Futrell will be entitled to receive certain severance benefits, including (a) a payment equal to two (2) times his annual base salary, (b) a payment equal to fourteen percent (14%) of his annual base salary to compensate Mr. Futrell for matching contributions the Bank would have paid to his account under the Bank’s tax-qualified retirement plan had he remained employed by the Bank for an additional twenty-four (24) months, and (c) continuation of health and welfare benefits for a period of twenty-four (24) months following termination at the same premium cost to Mr. Futrell and the same coverage level as in effect immediately preceding the date of termination.
     Under the terms of the Futrell Agreement, the Bank will have “cause,” in the discretion of the Board of Directors of the Bank, to terminate Mr. Futrell’s employment upon:
•	Mr. Futrell’s willful and material failure to perform his duties under the Futrell Agreement, other than any failure resulting from Mr. Futrell’s disability, as determined by the Board of Directors;

•	Mr. Futrell’s conviction of a felony or a crime involving moral turpitude; or

•	Mr. Futrell’s fraud or personal dishonesty.
     Under the terms of the Futrell Agreement, Mr. Futrell may terminate his employment with the Bank for “good reason” for any action or inaction that constitutes a material breach by the Bank, or any successor, of the Futrell Agreement that occurs without the consent of Mr. Futrell. However, prior to terminating his employment with the Bank for “good reason,” Mr. Futrell must give notice to the Bank of the condition giving rise to the material breach by the Bank or its successor and give the Bank an opportunity to cure the condition within 30 days following receipt of the notice from Mr. Futrell.
     If Mr. Futrell is terminated by the Bank within twenty-four (24) months after a merger or other change in control transaction, the amount of Mr. Futrell’s severance payment will increase to three (3) times his annual base salary, the payment to compensate Mr. Futrell for the loss of matching contributions the Bank would have paid to his account under the Bank’s tax-qualified retirement plan will increase to twenty-one percent (21%) of his annual base salary, and Mr. Futrell will be entitled to the health and welfare benefits as described above for a period of thirty-six (36) months following termination.
     In the event that any payments or distributions to Mr. Futrell under the Futrell Agreement or any other plan or arrangement maintained by the Bank or any of its affiliates would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then the Futrell Agreement provides for the total payments and/or distributions to be reduced to an amount equal to one dollar ($1.00) less than the amount which would cause the payments and/or distributions to be subject to the excise tax.
     Under the Futrell Agreement, a voluntary termination from service by Mr. Futrell will constitute a retirement if he has attained the age of fifty-five (55) and completed six (6) consecutive years of service. If the Bank provides medical insurance that permits retired employees of the Bank to participate in such plan at the retiree’s expense, Mr. Futrell, if retired (as defined in the Futrell Agreement), will be eligible to participate at his own expense. If the Bank does not provide medical insurance that permits retired employees of the Bank to participate in such plan, the Bank will pay to Mr. Futrell, if retired (as defined in the Futrell Agreement), a payment intended to compensate him for that portion of any health insurance premium paid by Mr. Futrell for comparable private family medical insurance coverage which exceeds the premiums he would have otherwise paid for coverage under the Bank’s plan.
     The Futrell Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Futrell from disclosing confidential proprietary information about the Bank and from competing with the Bank within a fifty (50) mile radius of Fremont, Ohio during the term of his employment and, if his employment is terminated by the Bank for “cause” or by Mr. Futrell without “good reason,” for an additional twenty-four (24) months thereafter.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of the Record Date, no person or entity beneficially owned more than five percent (5%) of the outstanding common shares of the Company.
     The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated by the Board of Directors for election as a director of the Company, by each of the named executive officers of the Company and by all current executive officers and directors of the Company as a group:

Name of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership (1)		Class (2)

Michael D. Allen Sr.	2,500		(3)
James E. Bowlus	30,425	(4)	1.7%
Thomas J. Elder Jr.	115		(3)
James R. Faist	250	(5)	(3)
Steven C. Futrell	1,245	(6)	(3)
Claire F. Johansen	2,513		(3)
Stephen A. Kemper	10,359	(7)	(3)
Daniel W. Lease	3,000	(8)	(3)
Thomas W. McLaughlin	200		(3)
Allan E. Mehlow	1,599		(3)
Kendall W. Rieman	200		(3)
Gary L. Zimmerman	840		(3)

All current executive officers and directors as a group (14 persons)	56,756		3.3%

(1)	Unless otherwise noted, the beneficial owner is the owner of record and has sole voting and investment power with respect to all of the common shares reflected in the table.

(2)	The percent of class is based upon 1,745,418 common shares of the Company outstanding on the Record Date.

(3)	Reflects ownership of less than 1% of the outstanding common shares of the Company.

(4)	Includes 300 shares owned by Mr. Bowlus’ wife, as to which she exercises sole voting and investment power.

(5)	All shares are held in a trust for which Mr. Faist and his wife are co-trustees and as to which they exercise shared voting and investment power.

(6)	Includes 800 shares owned jointly by Mr. Futrell and his wife, as to which they exercise shared voting and investment power.

(7)	Includes 2,347 shares owned by Mr. Kemper’s wife, as to which she exercises sole voting and investment power.

(8)	Includes 2,800 shares owned jointly by Mr. Lease and his wife, as to which they exercise shared voting and investment power.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     To the Company’s knowledge, based solely on a review of reports to the Company and written representations that no other reports were required, during the 2007 fiscal year, the officers and directors of the Company complied with all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

AUDIT COMMITTEE DISCLOSURE
     In accordance with the Audit Committee Charter and the requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules, all services to be provided by the Company’s independent auditors are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, the pre-approval of services is provided by the full Audit Committee. In other cases, Daniel W. Lease, as Chairman of the Audit Committee, has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All (100%) of the audit services, audit related services, tax services and other services provided by the Company’s independent auditors, Clifton Gunderson LLP, during 2007 were pre-approved by the Audit Committee.
     The Sarbanes-Oxley Act and related SEC rules prohibit the Company from obtaining certain non-audit services from its auditing firm in order to avoid potential conflicts of interest. The Company has not obtained any of these prohibited services from Clifton Gunderson LLP since these rules went into effect.
     The following table lists the fees that the Company paid or accrued for the audit and other services provided by Clifton Gunderson LLP for fiscal years 2007 and 2006.

	2007	2006

Audit Fees	$90,200	$75,200
Audit-Related Fees	24,800	23,400
Tax Fees	13,400	11,000
All Other Fees	0	0

	$128,400	$109,600

     Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of the annual “management letter” on internal control matters.
     Audit-Related Fees: This category consists of assurance and related services provided by Clifton Gunderson LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The services provided by Clifton Gunderson LLP under this category include: the annual audit of the Bank’s 401(k) Profit Sharing Plan, including review of the related Form 11-K for both years; reporting on the controls placed in operation and tests of operating effectiveness of the Bank’s trust department for both years, and a review of the Bank’s general computer controls, in 2006.
     Tax Fees: This category consists of professional services rendered by Clifton Gunderson LLP for tax compliance, tax advice and tax planning. The services provided by Clifton Gunderson LLP under this category include tax return preparation and miscellaneous technical tax advice.
     All Other Fees: None.

AUDIT COMMITTEE REPORT
     In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2007, the Audit Committee has:
•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with Clifton Gunderson LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from the Company’s independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and discussed with the Company’s independent auditor the independent auditor’s independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.
Submitted by the members of the Audit Committee.
Michael D. Allen Sr., Daniel W. Lease (Chairman) and Thomas W. McLaughlin
INDEPENDENT AUDITORS
     The Board of Directors of the Company intends to appoint the firm of Clifton Gunderson LLP to serve as independent auditors for the Company for the 2008 fiscal year. Clifton Gunderson LLP has served as independent auditors for the Company since 1995. The Board of Directors expects that representatives from Clifton Gunderson LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Any qualified shareholder who desires to present a proposal for consideration at the 2009 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company. To be eligible for inclusion in the Company’s notice of meeting, proxy statement and proxy card relating to the 2009 Annual Meeting, a proposal must be received by the Secretary of the Company no later than December 7, 2008. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC rules.
     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2009 Annual Meeting and does not notify the Secretary of the Company of the proposal on or before February 21, 2009, the proxies solicited by the Board of Directors for use at the 2009 Annual Meeting may be voted on the proposal in the event it is presented at the meeting, without any discussion of the proposal in the Company’s proxy materials.

ANNUAL REPORT ON FORM 10-K
     The Company will provide without charge to any shareholder of record on March 17, 2008, upon the written request of any such shareholder, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2007. Such written request should be directed to Barry F. Luse, Secretary, Croghan Bancshares, Inc., 323 Croghan Street, Fremont, Ohio 43420; Telephone No.: (419) 332-7301.
REPORTS TO BE PRESENTED AT THE ANNUAL MEETING
     The Company’s Annual Report for the year ended December 31, 2007, containing financial statements for such year and the signed opinion of Clifton Gunderson LLP, independent certified public accountants, with respect to such financial statements will be presented at the Annual Meeting. The Company’s Annual Report is not to be regarded as proxy soliciting material, and the Company’s management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2008 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy card may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.
     IT IS IMPORTANT THAT PROXY CARDS ARE SIGNED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

April 7, 2008	By Order of the Board of Directors,

/s/ Steven C. Futrell Steven C. Futrell
President and Chief Executive Officer

REVOCABLE PROXY
CROGHAN BANCSHARES, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2008.
This Proxy is solicited on behalf of the Board of Directors of Croghan Bancshares, Inc.
     The undersigned, having received notice of the 2008 Annual Meeting of Shareholders of Croghan Bancshares, Inc. to be held at 1:00 p.m., local time, on Tuesday, May 13, 2008, hereby designates and appoints James E. Bowlus, James R. Faist and Daniel W. Lease, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all common shares, par value $12.50 per share, of Croghan Bancshares, Inc., that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and at their discretion on any other business that may properly come before the Annual Meeting.

PLEASE MARK VOTES LIKE THIS ☒

			WITHHOLD		YOUR BOARD
		FOR ALL	AUTHORITY FOR	FOR ALL	RECOMMENDS
		NOMINEES	FOR ALL NOMINEES	EXCEPT	YOU VOTE:

1.	To elect the three directors listed below for three-year terms expiring in 2011:	☐	☐	☐	FOR ALL NOMINEES

Steven C. Futrell
Claire F. Johansen
Gary L. Zimmerman
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided:
2.	At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.
PLEASE SEE REVERSE SIDE

     THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; (2) IF PERMITTED BY APPLICABLE LAW, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS WHERE A CHOICE IS NOT SPECIFIED; AND (3) IF PERMITTED BY APPLICABLE LAW, IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, INCLUDING, BUT NOT LIMITED TO, THE ELECTION OF ANY SUBSTITUTE NOMINEE RECOMMENDED BY THE BOARD OF DIRECTORS IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE.
     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Annual Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Annual Meeting, by submitting a later-dated Proxy Card, or by attending the Annual Meeting in person and casting a ballot. The undersigned hereby revokes any Proxy previously given to vote such shares at the Annual Meeting.

Date

Signature of Shareholder

Signature of Shareholder

(Please sign this Proxy as your name appears on the stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.